SCHEDULE B

MANAGEMENT SERVICES

Manager shall provide the following management services:

1.

Oversee all Fund service providers including but not exclusive to authorized participants, accounting and audit firms, fund services (including administration, accounting, transfer agency and custody), distributors, exchange representatives, external legal counsel, license providers, printers and regulatory bodies (SEC, NFA) collectively (“Service Providers”).

a.	Manager shall provide recommendations to the Trust’s Board of Trustees (the “Board”) with respect to the selection of these third-party Service Providers, where appropriate;

b.	Negotiate, coordinate and implement the Trust’s contractual obligations with such Service Providers;

c.	Monitor, oversee and review performance of such Service Providers to ensure adherence to applicable contractual obligations;

d.	Prepare or coordinate reports and presentations to the Board with respect to such Service Providers as requested or as deemed appropriate;

e.	Negotiate fees with Service Providers; and

f.	Meet and interact with Service Provider senior management and provide periodic reports to the Board.

2.	Provide the following services for the Trust and Board:

a.	Prepare and review all Board materials for quarterly meetings, including the establishment of meeting agendas, and review resolutions for approvals or actions required by the Board;

b.	Prepare and maintain checklist of actions to be taken by the Board throughout the year;

c.	Prepare and review peer summaries and materials related to Investment Advisory contract approvals and renewals;

d.	Prepare minutes;

e.	Prepare and organize all Trust procedures;

f.	Prepare regulatory and other requested reports; and

g.	Provide officers to the Trust.

3.	Provide the following Financial Reporting Services:

a.	Prepare, review, and approve expense accruals and payments and the declaration and payment of dividends and other distribution to shareholders that are prepared by the Fund Administrators;

b.

Review, provide guidance, and prepare certain disclosures for the annual and semiannual shareholder reports, Form N-PORT, N-CEN, and Form N-CSR filings and Rule 24f-2 notices. Assist with Form N-PX filings. Review all financial materials prepared by third party service provider;

c.	Prepare and review NFA annual filings and review and file quarterly PQR reports for each applicable Fund and maintain the appropriate NFA exemption filings for the Trust and applicable Funds.

d.

Provide Principal Financial Officer services (“PFO”) and Principal Executive Officer (“PEO”) services pursuant to the requirements of Sections 302 and Section 906 of the Sarbanes-Oxley Act of 2002. These services include:

i.	Oversight of the financial statement process; provide reasonable assurance regarding the reliability of financial reporting and financial statement process for external audiences;

ii.	Assessment of controls surrounding financial statement production;

iii.	Review and sign Certification for N-CSR filings;

iv.	Review and sign Disclosure Controls and Procedures; and

v.	Sign any filings other than those stated that may be required of a PFO and PEO pursuant to the Sarbanes-Oxley Act.

e.	Oversight of tax qualification and distributions

i.	Review periodic wash sale loss calculations; and

ii.	Review equalization calculations.

f.	Prepare and review expense accrual rates

i.	Prepare and analyze expense accruals, expense caps and advisory fees monthly for consistency to fund agreements (e.g., advisory fees, expense limitations, etc.); and

ii.

Perform expense analyses to determine proper expense and liability accrued. Review necessary journal entries and accrual adjustments to “true-up” future over or under accruals (i.e., make the expense accruals more accurate based on current expense information).

g.	Provide presentations to the Board, when appropriate;

h.	Assist with audits and examinations while serving as the main point of contact for the external auditors; and

i.	Prepare shareholder letter for annual and semi-annual reports.

4.	Provide the following general fund management services:

a.	Authorize all payment of fund expenses of the Trust;

b.	Review distribution calculations on a monthly, quarterly, and annual basis;

c.

Secure and monitor Fidelity Bond/Director and Officer Liability coverage subject to Board approval, and review the necessary forms required to be filed with the Securities and Exchange Commission (“SEC”);

d.	Draft and review license agreements for underlying indexes; and

e.	Review participation agreements and any other applicable agreements under fund of funds exemptive relief.

5.	Provide legal support:

a.	Prepare and file all registration statement updates for all Funds;

b.	Prepare and file all supplements to registration statements as required;

c.	Prepare and file any proxy statements that are required by the Trust or Funds; and

d.	Prepare and file any Trust or Fund reorganization documents such as Board materials and N-14 filings.

6.	Risk Management support

a.	Monitor counterparty risk and performance;

b.	Monitor trading relationships;

c.	Review tracking performance; and

d.	Oversee trading risk for Subadvisory relationships.

7.	Provide Compliance services as follows:

a.	Provide a Chief Compliance Officer (CCO) for the Trust;

b.	The CCO shall maintain a compliance program that is in compliance with Rule 38a-1 of the 1940 Act and is reasonably designed to detect and prevent violations of the federal securities laws;

c.	The CCO shall report at least quarterly all compliance findings and provide an annual assessment of the compliance program to the Board of the Trust; and

d.	Monitor compliance with the 1940 Act requirements, including:

(i)	Asset and diversification tests.

(ii)	Monitor each Fund’s compliance with the policies and investment limitations as set forth in its prospectus and statement of additional information.

(iii)	Liquidity Risk Management Program as required by Rule 22c-2.

8.	Liquidity Risk Management Program support

a.	Act as the Liquidity Program Administrator

b.	Manage and provide data to vendors that provide the required liquidity analysis and categorization as required by Rule 22c-2

c.	Monitor and review funds for compliance with the Trust’s liquidity policy and if a Fund is out of compliance notify the correct parties including the Board

d.	Provide quarterly and annual reporting to the Board regarding liquidity

e.	Retain records associated with Rule 22c-2

9.	Derivatives Risk Management Program support

a.	Provide a derivatives risk manager

b.	Establish, maintain and enforce derivative guidelines related to investments and risks associated with derivatives

c.	Manage and provide data to vendors that provide services related to Rule 18f-4

d.	Review stress testing, back testing and daily VaR testing related to Rule 18f-4

e.	Provide reporting on derivatives to the Board and SEC via form N-CEN and N-PORT and file Form N-RN if required

f.	Retain records associated with Rule 18f-4